NEWS RELEASE                                                       Exhibit 99.1

FOR INFORMATION CONTACT:

Glimcher Realty Trust    Michael P. Glimcher     President       (614) 887-5606
150 E. Gay Street        William G. Cornely      EVP, COO        (614) 887-5614
Columbus, Ohio 43215     Melinda A. Janik        Sr. VP, CFO     (614) 887-5610
www.glimcher.com

FOR IMMEDIATE RELEASE
Thursday, February 19, 2004

              GLIMCHER REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

      o     Revenues grew 16.1% for the quarter and 18.3% for the year

      o FFO per share increased 79.1% for the quarter, or 13.6% excluding debt costs

      o     Same mall NOI improved 2.9% for the quarter

      o     Mall store average rents increased 2.9% for the year

      o     Debt-to-market capitalization was 55.5% at year-end 2003

      o     Fixed rate debt represented 84.1% of total debt

COLUMBUS, OH - February 19 - Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the fourth quarter and year ended December 31, 2003. A description and reconciliation of non-GAAP financial metrics is contained in a later section of this press release and references to per share amounts are based on diluted common shares.

Net income available to common shareholders in the fourth quarter of 2003 was $8.5 million, or $0.24 per share, as compared to $11.0 million, or $0.32 per share, in the fourth quarter of 2002. For the year ended December 31, 2003, net income available to common shareholders was $10.1 million, or $0.29 per share, as compared to $24.4 million, or $0.75 per share, in 2002. Funds From Operations ("FFO") in the fourth quarter of 2003 was $29.5 million, an 84.2% increase from the fourth quarter of 2002. On a per share basis, FFO for the fourth quarter as compared to the same period in 2002 increased 79.1% to $0.77 per share. In the fourth quarter of 2003, the Company incurred $436,200 of costs associated with the early extinguishment of debt as compared to $9.8 million in the fourth quarter of 2002. Excluding these costs, FFO per share for the fourth quarter 2003 increased 13.6% from the fourth quarter of 2002. For the year ended December 31, 2003 FFO increased 4.7% to $81.4 million or $2.13 per share. Excluding debt costs, FFO for the year ended December 31, 2003 was $82.2 million as compared to $89.1 million for 2002.

"In January our Company celebrated the 10-year anniversary of our initial public offering," stated Michael P. Glimcher, President. "With 2003 revenues exceeding $316 million, we have achieved a 250% increase in revenues since 1994. Recently Glimcher's common stock hit an all time high of $26.06 on February 3, and consistent with our strategy, we now own 100% of our properties. I am extremely proud of our 2003 performance, our management team and all the Glimcher associates."

-------------------------------------------------------------------------------------------------------------------------
Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

                                                 ------------------------------------------------------------------------
                                                 Three Months Ended December 31,         Twelve Months Ended December 31,
                                                 ------------------------------------------------------------------------
                                                      2003            2002*                   2003              2002*
                                                    -------          -------                --------          --------
Revenues                                            $93,063          $80,164                $316,877          $267,959
FFO                                                 $29,522          $16,024                $ 81,357          $ 77,728
FFO per diluted common share                        $  0.77          $  0.43                $   2.13          $   2.17
Net income available to common shareholders         $ 8,502          $11,009                $ 10,134          $ 24,421
Net income per diluted common share                 $  0.24          $  0.32                $   0.29          $   0.75
                                                 ------------------------------------------------------------------------

*     2002  FFO  and  FFO  per  diluted   common   share   restated  to  include
      extinguishment of debt costs in accordance with FASB Statement No. 145

Highlights

o Revenues in the fourth quarter of 2003 were $93.1 million compared with revenues of $80.2 million in the fourth quarter of 2002. The 16.1%
      increase included incremental revenues of $7.3 million from four joint venture properties the Company acquired in 2003 and during the fourth quarter of 2002. The acquisitions of WestShore Plaza in August 2003 and Eastland Mall (Ohio) in December 2003 accounted for $5.5 million of the quarterly increase. An increase in lease termination fees of $979,000 and a $1.1 million decrease in outparcel sales were the other significant changes in revenue during the quarter as compared to the fourth quarter of 2002.

                                                           Glimcher Realty Trust
                                                                           Add 2

o Revenues in 2003 were $316.9 million, an 18.3% increase from the prior year. Six mall properties acquired from joint venture partners in 2003 and 2002 increased revenues by $41.0 million. The Company's acquisitions of WestShore Plaza and Eastland Mall (Ohio) generated revenue growth of $7.4 million in 2003 and lease termination fees received from tenants were $6.6 million in 2003 as compared to $2.1 million in 2002. Offsetting these revenue gains were $1.8 million fewer proceeds from outparcel sales in 2003 as compared to 2002 and a $3.5 million reduction in comparable revenues from tenant reimbursements.

o FFO for the quarter increased 84.2% from $16.0 million in the fourth quarter of 2002 to $29.5 million. Fourth quarter FFO included a $2.5 million increase in operating income due to the inclusion of four joint venture properties the Company acquired in 2003 or during the fourth quarter of 2002. Also included is a $1.2 million increase for the operating results of WestShore Plaza and Eastland Mall (Ohio). The Company also incurred $9.3 million less in costs associated with the early extinguishment of debt in the fourth quarter of 2003 as compared to the fourth quarter of 2002. Fourth quarter 2002 FFO has been restated to reflect early extinguishment of debt costs as a component of interest expense in accordance with a new accounting standard, SFAS No. 145. Prior to January 1, 2003, these costs were reflected as extraordinary items and added back to net income in computing FFO.

o FFO for 2003 increased 4.7% to $81.4 million. FFO for 2003 included full year operating results of $4.5 million for four properties acquired from joint venture partners in the later half of 2002 as well as the operating results of two properties acquired from joint venture partners in 2003. Also favorably impacting 2003 FFO was the reduction in debt extinguishment costs, from $11.3 million in 2002 to $825,900 in 2003. The acquisition of WestShore Plaza and Eastland Mall (Ohio) favorably impacted 2003 FFO by $1.5 million or $.04 per share. Offsetting these increases was $14.1 million of charges recorded by the Company in the first and second quarters of 2003 for bankrupt tenants and prior years' estimated recoveries of property expenses.

o Occupancy for mall stores at December 31, 2003 was 89.6%. Excluding the 2003 acquisitions of WestShore Plaza and Eastland Mall (Ohio), comparable mall store occupancy was 90.2% at December 31, 2003, consistent with mall store occupancy of 90.1% at December 31, 2002.

o Mall store average rents were $23.89 per square foot at December 31, 2003, an increase of 2.9% from December 31, 2002. Excluding the 2003 acquisitions of WestShore Plaza and Eastland (Ohio), comparable mall store average rents per square foot increased 1.4% to $23.54 on a year-over-year basis.

o Same mall net operating income improved in the fourth quarter of 2003 by 2.9% and for the year was unchanged from 2002. Same store mall revenue decreased 1.2% in the fourth quarter of 2003 and 1.2% on a year-over-year basis, primarily due to lower lease termination fees received from tenants.

o In the fourth quarter of 2003 the Company sold two community centers for $5.35 million. The cash proceeds from these sales was used to pay down debt. Total asset sales in 2003 were $24.8 million, producing a net loss of $1.8 million. Assets sold during 2003 included five community centers and one vacant anchor at a community center. In addition, four outparcels were sold in 2003 for $2.5 million. Asset sales in 2002 of $274.7 million included 27 community centers and three single tenant assets, generating a net gain of $15.8 million. Seven outparcels were sold in 2002 for $4.3 million.

o Debt-to-total-market capitalization at December 31, 2003 was 55.5% based on the common share closing price of $22.38, compared to 57.9% at December 31, 2002. Fixed rate debt represented 84.1% of total Company debt at December 31, 2003.

New Corporate Credit Facility

On October 17, 2003 the Company replaced its existing secured credit facility that was scheduled to mature on January 31, 2004 with a new $150 million three-year secured bank credit facility maturing on October 16, 2006. The interest rate on the new credit facility ranges from 1.15% to 1.70% over LIBOR per annum depending upon the Company's ratio of debt to total asset value. The interest rate on the previous credit facility ranged from 1.60% to 1.90% over LIBOR per annum. The new credit facility is secured by a mortgage on three malls and eleven community centers. At December 31, 2003 the outstanding balance on the new credit facility was $80.8 million.

Acquisitions

On December 22, 2003, the Company acquired Eastland Mall, a 940,000 square foot enclosed mall located in Columbus, Ohio for $29.65 million. The acquisition was funded with a new $24.0 million three-year bank loan bearing interest at LIBOR plus 2.00% per annum and approximately $5.0 million in borrowings under the Company's credit facility.

On January 5, 2004, the Company acquired for $56.5 million the remaining joint venture interests in Polaris Fashion Place, a 1.6 million square foot upscale mall, and in Polaris Towne Center, a 443,165 square foot community center, both located in Columbus, Ohio. The purchase (including loan fees) was funded with a new $36.5 million loan secured by the equity interests in Polaris Fashion Place, the issuance of 594,342 operating partnership units and approximately $6.6 million in additional borrowings on the Company's credit facility. The new debt matures in one year and bears interest at a rate of LIBOR plus 3.00% per annum. With the acquisition of these two joint ventures, the Company fully owns all of its properties.

                                                           Glimcher Realty Trust
                                                                           Add 3

Preferred Stock Issuance

On January 23, 2004, the Company announced a $150 million public offering of 6,000,000 shares of 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest at a price of $25.00 per share. The Company also announced that it will redeem all of its outstanding 9.25% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest on February 27, 2004. The net proceeds of the Series G preferred share offering of approximately $144.9 million will be used to repay $16.9 million in subordinated mortgage debt relating to the Company's Great Mall of the Great Plains located in Olathe, Kansas and to fund the redemption of the Company's outstanding Series B Preferred Shares.

Outlook

For the full year of 2004, the Company estimates FFO per share to be in the range of $2.28 to $2.34 per share and earnings per share to be in the range of $0.41 to $0.47 per share. This range incorporates the Company's January 2004 acquisitions and no additional acquisitions in 2004, the issuance of Series G Preferred Shares and the full redemption of Series B Preferred Shares, discussed earlier. The Series B redemption creates a one-time, non-cash charge of $4.8 million or $0.12 per share in the first quarter of 2004. This charge represents costs that were incurred and reported as an adjustment to Paid In Capital as required under GAAP at the time of the initial issuance of the Series B shares in 1997. Under the current NAREIT definition, this is not an item that can be added back to net income in computing FFO. Accordingly, the range includes the $0.12 per share charge as a reduction in 2004 FFO. A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2004 follows:

                                                           Low End     High End
                                                           -------     --------
    Expected Earnings per share                            $  0.41     $  0.47
         Add: Real estate depreciation and amortization       1.82        1.82
         Add: Minority interest                               0.06        0.06
       Less: Gain on sales of properties                     (0.01       (0.01)
                                                           -------     -------
    Expected FFO per share                                 $  2.28     $  2.34
                                                           =======     =======

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles
(GAAP) financial measures and other terms. The Company's definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds from Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust ("REIT"). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income, plus real estate depreciation, less gains or losses from sales of depreciable property, extraordinary items and the cumulative effect of accounting changes. Reconciliations of non-GAAP financial measures to net income available to common shareholders are included in the Operating Results section of this press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property's results of operations. In addition the Company's computation of same mall NOI excludes property bad debt expense and termination income. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT's definition.

Fourth Quarter Conference Call

Glimcher's fourth quarter investor conference call is scheduled for 11 a.m. ET on Thursday, February 19, 2004. Those wishing to join this call may do so by calling (888) 879-9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com on February 19, 2004 and continue through March 4, 2004. Supplemental information about the fourth quarter operating results is available on the Company's web site or by calling (614) 887-5613.

                                                           Glimcher Realty Trust
                                                                           Add 3

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls and community shopping centers. At December 31, 2003, the Company's mall portfolio GLA totaled approximately 21.8 million square feet. Additionally, the community center and single tenant portfolio totaled approximately 5.2 million square feet. Currently, Glimcher owns a total of 70 properties in 22 states aggregating approximately 27.0 million square feet of GLA. Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "GRT." Glimcher Realty Trust's Series B and Series F preferred shares are listed on the New York Stock Exchange under the symbols "GRT-B" and "GRT-F," respectively. Glimcher Realty Trust is a component of both the Russell 2000(R) Index, representing small cap stocks, and the Russell 3000(R) Index, representing the broader market.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure to close the sale of the Series G Preferred Shares, the failure to redeem the Series B Preferred Shares, the failure of the Company to make additional investments in regional mall properties and to fully recover tenant obligations for CAM, taxes and other property expenses, the failure to achieve FFO for 2004 set forth in this press release, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

                       Visit Glimcher at: www.glimcher.com